EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

AVG Technologies N.V.

Amsterdam, Netherlands

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-180408) of AVG Technologies N.V. of our report dated April 5, 2013, relating to the consolidated financial statements which appear in this Form 20-F.

BDO Audit & Assurance B.V.

On behalf of it,

/s/ J.A. de Rooij RA
J.A. de Rooij RA

Amstelveen, Netherlands

April 5, 2013